SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On June 10, 2012, Nicholas Simon, a Class I director and a member of the Compensation Committee of the Board of Directors, resigned from the Board of Directors of Achillion Pharmaceuticals, Inc. (the “Company”).

Election of Director

On June 11, 2012, the Board of Directors elected Kurt C. Graves as a Class I director to fill the vacancy created upon Mr. Simon’s resignation. Mr. Graves was elected to serve until the 2013 annual meeting of stockholders and thereafter until his successor is duly elected and qualified. Mr. Graves was elected upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, and has been elected to serve as a member of the Compensation Committee of the Board of Directors.

On June 11, 2012, the Company issued a press release announcing the resignation of Mr. Simon and the election of Mr. Graves. The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Amendment to 2006 Stock Incentive Plan

At the annual meeting of stockholders of the Company held on June 5, 2012 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s 2006 Stock Incentive Plan to increase by 7,000,000 shares the number of shares of common stock reserved for issuance thereunder from 6,422,748 shares to 13,422,748 shares, which amendment had previously been adopted by the Company’s Board of Directors subject to stockholder approval.

A description of the terms of the 2006 Stock Incentive Plan can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2012 under “Proposal 3-Approval of an Amendment to the 2006 Stock Incentive Plan”, which description is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated by reference herein. The description of the 2006 Stock Incentive Plan is qualified in its entirety by reference to the full text of the plan, a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 5, 2012, the Company held its Annual Meeting. Four proposals were voted on at the meeting: (1) the election of each of Jason Fisherman, Gary Frashier and David Wright as Class III directors to serve until the Company’s 2015 Annual Meeting of Stockholders, (2) the approval of an advisory vote on executive compensation, (3) the approval of an amendment to the Company’s 2006 Stock Incentive Plan to increase by 7,000,000 shares the number of shares of common stock reserved for issuance thereunder from 6,422,748 shares to 13,422,748 shares; and (4) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Stockholders of record at the close of business on April 10, 2012 were entitled to vote at the Annual Meeting. As of April 10, 2012, there were 70,645,899 shares of common stock outstanding and entitled to vote. A quorum consisting of 65,254,930 shares of common stock of the Company were present or represented at the meeting.

All of the proposals requiring approval were approved by the requisite vote necessary, and the votes with respect to each of the proposals are set forth below.

(1) The election of each of Jason Fisherman, Gary Frashier and David Wright as Class III directors to serve until the Company’s 2015 Annual Meeting of Stockholders:

Director Nominee	For	Against	Withheld	Broker Non-Votes

Jason Fisherman	57,880,580	899,513	907,301	5,567,536

Gary Frashier	57,601,577	1,179,356	906,461	5,567,536

David Wright	58,111,287	669,640	906,467	5,567,536

(2) To approve an advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
59,350,986	279,795	56,613	5,567,536

(3) To approve an amendment to our 2006 Stock Incentive Plan to increase by 7,000,000 shares the number of shares of common stock reserved for issuance thereunder from 6,422,748 shares to 13,422,748 shares:

For	Against	Abstain	Broker Non-Votes
48,051,806	11,623,585	12,003	5,567,536

(4) The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain
64,859,802	346,690	48,438

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 11, 2012

99.2	Text of “Proposal 3-Approval of an Amendment to the 2006 Stock Incentive Plan” from the proxy statement for the 2012 annual meeting of stockholders of Achillion Pharmaceuticals, Inc.

99.3	2006 Stock Incentive Plan as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: June 11, 2012	By:	/s/ Mary Kay Fenton

Mary Kay Fenton

Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 11, 2012

99.2	Text of “Proposal 3-Approval of an Amendment to the 2006 Stock Incentive Plan” from the proxy statement for the 2012 annual meeting of stockholders of Achillion Pharmaceuticals, Inc.

99.3	2006 Stock Incentive Plan as amended